Exhibit-10.22
Executives — New and Co-Invest Options — Singapore
NON-QUALIFIED SHARE OPTION AGREEMENT
UNDER THE EQUITY INCENTIVE PLAN
FOR EXECUTIVE EMPLOYEES OF
AVAGO TECHNOLOGIES LIMITED AND SUBSIDIARIES
          This Non-Qualified Share Option Agreement (this “Agreement”), is entered into as of by «Grant Date» and between Avago Technologies Limited, a company organized under the laws of Singapore, hereinafter referred to as the “Company,” and «Name», an employee of the Company or a Subsidiary (as defined below) or Affiliate (as defined below) of the Company, hereinafter referred to as “Optionee.”
          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase ordinary shares of the Company (“Shares”);
          WHEREAS, the Company wishes to carry out the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
          WHEREAS, the Committee (as defined below) appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Share Option(s) provided for herein to the Optionee as an incentive for increased efforts during his term of employment with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Options;
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
          Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.
     Section 1.1 — Affiliate
          “Affiliate” shall mean (a) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and (b) with respect to the Company, also any entity designated by the Board of Directors in which the Company or one of its Affiliates has an interest, and (c) Kohlberg Kravis Roberts & Co., L.P. (“KKR”), Silver Lake Partners LLC (“SLP”) and any Affiliate of any partner of KKR or SLP. For purposes of this Agreement, “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture,
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governmental authority or other entity of whatever nature, and “control” shall have the meaning given such term under Rule 405 of the Securities Act.
     Section 1.2 — Board of Directors
          “Board of Directors” shall mean the Board of Directors of the Company.
     Section 1.3 — Cause
          “Cause” shall mean (i) the Optionee’s willful refusal to perform in any material respect his lawful duties or responsibilities for the Company or its Subsidiaries or willful disregard in any material respect of any financial or other budgetary limitations established in good faith by the Board of Directors or the board of directors of any Subsidiary; or (ii) the engaging by the Optionee in conduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or any of its Subsidiaries, including, but not limited to, misappropriation or conversion of assets of the Company or its Subsidiaries (other than non-material assets); or (iii) conviction of or entry of a plea of nolo contendere to a non-vehicular felony. No act or failure to act by the Optionee shall be deemed “willful” if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company or its Subsidiaries or consistent with Company policies or the directive of the Board of Directors.
     Section 1.4 — Code
          “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
     Section 1.5 — Committee
          “Committee” shall mean the Board of Directors or, if administration of the Plan is delegated by the Board of Directors to it, the Compensation Committee of the Board of Directors or any other committee of the Board of Directors designated by the Board of Directors to administer the Plan.
     Section 1.6 — Determination Date
          “Determination Date” means the October 31 immediately following the Vesting Reference Date and each of the next four anniversaries thereof.
     Section 1.7 — “Good Reason”
          “Good Reason” means i) a reduction in Optionee’s base salary (other than as part of a broad salary reduction program instituted because the Company or the Subsidiary by which Optionee is employed is in financial distress), (ii) a substantial reduction in Optionee’s duties and responsibilities, (iii) the elimination or reduction of Optionee’s eligibility to participate in the Company’s benefit programs that is inconsistent with the eligibility of similarly situated
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employees of the Company to participate therein, (iv) the Company informs the Optionee of its intention to transfer of the Optionee’s primary workplace to a location that is more than 25 miles from the Optionee’s workplace at the time of the Vesting Reference Date, and (v) any serious chronic mental or physical illness of a member of the Optionee’s family that requires Optionee to terminate his or her employment because of a substantial interference with his or her duties at the Company, provided that at the Company’s request Optionee shall provide the Company with a written physician’s statement confirming the existence of such mental or physical illness.
     Section 1.8 — Options
          “Options” shall mean the Non-Qualified Share Options, which may include a Time Option and/or a Performance Option, to purchase Shares granted under this Agreement.
     Section 1.9 — Partnerships
          “Partnerships” shall mean KKR and SLP.
     Section 1.10 — Performance Option
          “Performance Option” shall mean an Option with respect to which the commencement of exercisability is governed by Section 3.1(b) hereof.
     Section 1.11 — Permanent Disability
          The Optionee shall be deemed to have a “Permanent Disability” if the Optionee is unable to engage in the activities required by his employment by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as reasonably determined by the Board of Directors in good faith and in its discretion.
     Section 1.12 — Permitted Retirement
          “Permitted Retirement” shall mean retirement at age 55 or over (or such other age as may be approved by the Board of Directors) after at least fifteen years of continuous employment with the Company or one of its Subsidiaries or Affiliates. For the purposes of the preceding sentence, employment with a Predecessor shall be deemed to be employment with the Company.
     Section 1.13 — Plan
          “Plan” shall mean the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries, as the same may be amended from time to time.
     Section 1.14 — Predecessor
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          “Predecessor” shall mean the Hewlett-Packard Company, Agilent Technologies, Inc. or any of their Subsidiaries or Affiliates.
     Section 1.15 — Pronouns
          The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
     Section 1.16 — Secretary
          “Secretary” shall mean the Secretary of the Company.
     Section 1.17 — Securities Act
          “Securities Act” means the U.S. Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
     Section 1.18 — Shareholder’s Agreement
          “Shareholder’s Agreement” shall mean that certain Management Shareholder’s Agreement dated as of even date herewith by and between the Company, the Optionee and other shareholders of the Company.
     Section 1.19 — Subsidiary
          “Subsidiary” with respect to any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain, then owns shares possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations in such chain.
     Section 1.20 — Time Option
          “Time Option” shall mean an Option with respect to which the commencement of exercisability is governed by Section 3.1(a) hereof.
     Section 1.21 — U.S. Person
          “U.S. Person” has the meaning accorded to it in Rule 902(k) of the Securities Act, and currently includes the following:
          (a) Any natural person resident in the United States;
          (b) Any partnership or corporation organized or incorporated under the laws of the United States;
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          (c) Any estate of which any executor or administrator is a U.S. Person;
          (d) Any trust of which any trustee is a U.S. Person;
          (e) Any agency or branch of a foreign entity located in the United States;
          (f) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
          (g) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
          (h) Any partnership or corporation if:
     (i) Organized or incorporated under the laws of any foreign jurisdiction; and
     (ii) Formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act of 1933, as amended) who are not natural persons, estates or trusts.
     Section 1.22 — Vesting Reference Date
          “Vesting Reference Date” shall mean the date set forth on the signature page hereof.
ARTICLE II
GRANT OF OPTIONS
     Section 2.1 — Grant of Options
          For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee a Time Option and/or a Performance Option to purchase any part or all of an aggregate of the number of Shares set forth with respect to each such Option on the signature page hereof upon the terms and conditions set forth in this Agreement.
     Section 2.2 — Exercise Price
          The per share exercise price of the Shares covered by the Option(s) shall be the amount set forth on the signature page hereof.
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     Section 2.3 — Consideration to the Company
          In consideration of the granting of these Option(s) by the Company, the Optionee agrees to render faithful and efficient services to the Company or one of its Subsidiaries or Affiliates, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or Affiliates or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries and Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.
     Section 2.4 — Adjustments in Options
          Subject to Section 9 of the Plan, in the event that the outstanding Shares subject to an Option are, from time to time, changed into or exchanged for cash or a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration and the exercise price as to which such Option, or portions thereof then unexercised, shall be exercisable in order to prevent dilution or enlargement of the benefits intended to be made available with respect to any Option. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.
ARTICLE III
PERIOD OF EXERCISABILITY
     Section 3.1 — Commencement of Exercisability
          (a) The Time Option shall become exercisable with respect to 20% of the Shares subject to such Time Option on each anniversary of the Vesting Reference Date. Notwithstanding the foregoing, immediately prior to the consummation of a sale by the Company of the business unit that employs the Optionee, as determined by the Board in its sole discretion, to the extent not previously vested, the Time Option shall become exercisable with respect to 20% of the Shares subject to such Time Option.
          (b) On each Vesting Reference Date, the Performance Option shall become exercisable for an incremental percentage of the Shares subject to such Option equal to the product of 20% and the Achievement Ratio for the year ending on the immediately preceding Determination Date, provided that on each Determination Date in no event shall the total percentage of Shares subject to the Performance Option that are exercisable be greater than the product of (i) 20% and (ii) the number of Determination Dates (including such Determination
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Date) as have fallen from and after the Vesting Reference Date. For the avoidance of doubt, in the event that the Achievement Ratio is greater than 1.0 for any year, the Performance Option shall become exercisable for an incremental percentage of the Shares subject to such Option that did not become exercisable in any preceding year (commencing with immediately preceding year) as a result of the Achievement Ratio for any such preceding year being less than 1.0.
          For purposes of this Section 3.1 the “Achievement Ratio” for each fiscal year shall be defined in Exhibit A.
          (c) Notwithstanding the foregoing, no Option or portion thereof shall become exercisable as to any additional Shares following the termination of employment of the Optionee for any reason and any Option which is non-exercisable as of the Optionee’s termination of employment shall be immediately cancelled.
     Section 3.2 — Expiration of Options
          Except as otherwise provided in the Shareholder’s Agreement, the Options may not be exercised to any extent by anyone after the first to occur of the following events:
     (a) In the case of an Option granted to an Employee, the tenth anniversary of the date hereof, and in the case of an Option granted to a service provider other than an Employee, the fifth anniversary of the date hereof;
     (b) The first anniversary of the date of the Optionee’s termination of employment by reason of death or Permanent Disability;
     (c) The first business day which is ninety calendar days after the termination of employment of the Optionee for any reason other than for Cause, death or Permanent Disability;
     (d) The date the Option is terminated pursuant to the Shareholder’s Agreement;
     (e) With respect to the Performance Option, the fifth anniversary of the Vesting Reference Date, to the extent not previously vested;
     (f) The opening of business on the date of an Optionee’s termination of employment by the Company for Cause;
     (g) If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company’s assets or 80% or more of its then outstanding voting shares, or the recapitalization, reclassification, liquidation or dissolution of the Company. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the
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Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.
ARTICLE IV
EXERCISE OF OPTION
     Section 4.1 — Person Eligible to Exercise
          During the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.
     Section 4.2 — Partial Exercise
          Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only.
     Section 4.3 — Manner of Exercise
          An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:
     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;
     (b) Full payment (in cash, by check or by a combination thereof or by such other means as may be approved by the Committee in its sole discretion) for the Shares with respect to which such Option or portion thereof is exercised;
     (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating (i) that the Shares are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act, and then applicable rules and regulations thereunder, (ii) that the Optionee or other person then entitled to exercise such Option or portion thereof has not been a U.S. Person from the date such person was granted or otherwise transferred the Option through the date of
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exercise of the Option or portion thereof and (iii) that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act, any other U.S. federal or state securities laws or regulations and any other applicable laws or regulations;
     (d) Full payment to the Company (in cash, by check or by a combination thereof) of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and
     (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding the foregoing, upon Optionee’s termination of employment by the Company without Cause, by the Optionee for Good Reason or as a Permitted Retirement, or by reason of death or Permanent Disability, in satisfaction of the payments required by Sections 4.3(b) and (d) above, Optionee may execute a cashless exercise, net of such payments, pursuant to a formal program adopted by the Company in connection with the Plan provided that such a cashless exercise would not, as determined by the Committee in its sole discretion, (i) cause the Company or its Subsidiaries to breach any debt agreement to which the Company or any of its Subsidiaries is a party, (ii) result in a violation under Section 409A of the Code or the regulations promulgated thereunder, (iii) be otherwise prohibited by the Code or the regulations promulgated thereunder or (iv) result in negative accounting treatment under Generally Accepted Accounting Principles (“GAAP”).
Without limiting the generality of this Section 4.3, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. Share certificates evidencing Shares issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such Shares.
     Section 4.4 — Conditions to Issuance of Certificates
          The Shares deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued Shares or, subject to applicable laws, issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or
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certificates for Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:
     (a) The obtaining of approval or other clearance from any governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
     (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience; provided, however, that no delay in the issuance of any certificate to be issued hereunder shall operate to prejudice or impair the Optionee’s rights to participate in a corporate transaction providing for the disposition of Shares or to exercise his rights under the Shareholder’s Agreement.
     Section 4.5 — Rights as Shareholder
          The holder of an Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such Shares shall have been issued by the Company to such holder.
ARTICLE V
MISCELLANEOUS
     Section 5.1 — Administration
          The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
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     Section 5.2 — Options Not Transferable
          Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.
     Section 5.3 — Shares to Be Reserved
          The Company shall at all times during the term of the Options reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.
     Section 5.4 — Notices
          Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at his most recent address as reflected in the Company’s records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him or it. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and delivered by hand (whether by courier or otherwise) or sent by registered or certified mail, return receipt requested (with postage prepaid).
     Section 5.5 — Titles
          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     Section 5.6 — Applicability of Plan and Shareholder’s Agreement
          The Options and the Shares issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and the Shareholder’s Agreement, to the extent applicable to the Options and such Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Shareholder’s Agreement, the terms of the Shareholder’s Agreement shall control.
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     Section 5.7 — Amendment
          This Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.
     Section 5.8 — Jurisdiction
          Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of California, and the Optionee hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of California, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.
     Section 5.9 — — Employee Representation and Acknowledgement
          By signing this Agreement, the Optionee hereby represents, acknowledges and confirms that the Optionee has read this Agreement carefully and completely and understands each of the terms hereof.
          By signing this Agreement, the Optionee also hereby represents that the Optionee is not a U.S. Person as of the date hereof.
(Signature Page Follows)
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     IN WITNESS WHEREOF, this Non-Qualified Share Option Agreement has been executed and delivered by the parties hereto as of the date first written above.

«NAME», OPTIONEE	COMPANY

By
Signature	Its

Optionee’s Address

Optionee’s Tax Identification Number

Optionee’s Passport Number
Aggregate number of Shares subject to Time Option: «Time_Options»
Aggregate number of Shares subject to Performance Option: «Performance_Options»
Per share exercise price: «Exercise_Price»
Grant Date: «Grant_Date»
Vesting Reference Date: «Vesting_Reference_Date»
«Name» — Stock Option Agreement